UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	January 12, 2012
ALBANY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10026	14-0462060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

216 Airport Drive, Rochester, NH		03867
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (518) 445-2200

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

TABLE OF CONTENTS

Item 2.01 Completion of Acquisition or Disposition of Assets

On November 1, 2011, Albany International Corp. (the “Company”) filed a current report on Form 8-K disclosing under Item 1.01 that it had entered into a Stock and Asset Purchase Agreement (the “Agreement”)with ASSA ABLOY AB for the sale of the Company’s global Albany Door Systems (“ADS”) business (the “Transaction”), and describing the material terms of the agreement. A copy of the Agreement was also filed.

The Transaction was completed on January 11, 2012. Total consideration is $130 million, which is subject to certain post-closing adjustments for working capital and related items, and paid in the manner set forth in the Agreement. As described in the Agreement, the Company has agreed to provide certain post-closing information systems and other services for a limited time.

Item 8.01 Other Events

The Company issued a news release on January 12, 2012, announcing the closing of the Transaction. The news release is attached hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1	News Release dated January 12, 2012

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

By: /s/ John B. Cozzolino__________________

Name: John B. Cozzolino

Title: Chief Financial Officer and Treasurer

(Principal Financial Officer)

Date: January 12, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	News release dated January 12, 2012